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                                                                Exhibit 99(j)(1)


                              CONSENT OF KPMG LLP


To the Board of Trustees and Shareholders of the Huntington Funds:


We consent to the use of our report dated February 16, 2001 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
April 30, 2001